EXHIBIT 23.1


                  Consent of Independent Chartered Accountants


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated Stock Option Incentive Plan and the Amended and Restated Employee Stock Option Plan of Dynacare Inc. of our report dated February 21, 2001 (except as to Note 21, which is as of March 1, 2001), with respect to the consolidated financial statements and schedule of Dynacare Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                                                 /s/ Ernst & Young LLP
                                                 Chartered Accountants

Toronto, Ontario
May 25, 2001